Exhibit 99.1

[Letterhead of Mr. Hexter]

March __, 2017

Fuse Medical, Inc.

1300 Summit Avenue, Suite 670

Fort Worth, Texas 76102

RESIGNATION OF DAVID A. HEXTER

I, David A. Hexter, hereby resign from and relinquish any positions, including, but not limited to Chief Financial Officer and Principal Accounting Officer, that I may hold with Fuse Medical, Inc., a Delaware corporation (the “Company”), as well as any of the Company's direct or indirect subsidiaries (its “Subsidiaries”).  I have no disagreements with the Company or its Subsidiaries on any matter related to the Company’s operations, policies or practices or those of its Subsidiaries, including, but not limited to, its accounting practices and policies.  My resignation from all positions with the Company and its Subsidiaries shall be effective immediately.

David A. Hexter